Filed in the Office of	Business Number E0270472009-4
Barbara K. Cegavske	Filing Number 20211253008
Secretary of State	Filed On 2/9/2021 3:09:00 PM
State Of Nevada	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: 808 RENEWABLE ENERGY CORPORATION Entity or Nevada Business Identification Number (NVID): E0270472009-4
2. Document:	Name of document with inaccuracy or defect: ARTICLES OF EXCHANGE
3. Filing Date:	Filing date of document which correction is being made: 9/11/2020
4. Description:	Description of inaccuracy or defect: Company would like to unwind Articles of Exchange.
5. Correction:	Correction of inaccuracy or defect: Company would like to reverse Exchange.
6. Signature: (Required)	X [signature] Signature — 02/09/2021 Date

This form must be accompanied by appropriate fees.